SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2008 (April 24, 2008)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement. On April 24, 2008, Inergy, L.P. (the “Partnership”), Inergy Finance Corp. (“Inergy Finance” and together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Subsidiary Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. (collectively, the “Initial Purchasers”) to sell an additional $200 million aggregate principal amount of existing 8 1/4% Senior Notes due 2016 (the “2016 Notes”) in accordance with a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Issuers had previously issued $200 million in aggregate principal amount of notes pursuant to an indenture, dated January 17, 2006, with U.S. Bank National Association, as trustee (the “Original Indenture,” and as amended by the First Supplemental Indenture, dated April 24, 2008, the “Indenture”). The material terms of the 2016 Notes issued under the Indenture are described below in Item 2.03.

Registration Rights Agreement. On April 29, 2008, the Issuers and the Subsidiary Guarantors entered into a Registration Rights Agreement with the Initial Purchasers providing the holders of the 2016 Notes certain rights relating to registration of the 2016 Notes under the Securities Act. The material terms of the Registration Rights Agreement are described below in Item 2.03.

The description set forth above is qualified in its entirety by the Purchase Agreement, the Indenture, the form of 2016 Notes and the Registration Rights Agreement, which are filed herewith as exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

On April 29, 2008, the Issuers offered and sold to the Initial Purchasers $200 million aggregate principal amount of the 2016 Notes. The Partnership will use the net proceeds from the Offering to repay outstanding indebtedness under its revolving acquisition credit facility.

The 2016 Notes will mature on March 1, 2016. Interest on the notes accrues from March 1, 2008 and will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2008. The 2016 Notes are guaranteed on a senior unsecured basis by substantially all of the Partnership’s existing domestic subsidiaries and certain of the Partnership’s future subsidiaries.

At any time prior to March 1, 2009, the Issuers may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 108.25% of the principal amount of the 2016 Notes, with the proceeds of certain equity offerings. On and after March 1, 2011, the Issuers may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 104.125% for the twelve-month period beginning on March 1, 2011, 102.750% for the twelve-month period beginning on March 1, 2012, 101.375% for the twelve-month period beginning on March 1, 2013 and 100.00% beginning on March 1, 2014 and at any time thereafter, plus accrued and unpaid interest.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase its units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from its restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of its assets; and (viii) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. At any time when the 2016 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the 2016 Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2016 Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation, sale of assets or change of control; (iv) failure by the Partnership for 90 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports as would be required to file with the Securities and Exchange Commission; (v) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by the Partnership or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the 2016 Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding 2016 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2016 Notes may declare all the notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will file an exchange offer registration statement with the SEC with respect to an offer to exchange the 2016 Notes for substantially identical notes that are registered under the Securities Act within 90 days after the date of the issuance of the 2016 Notes. The Issuers and the Subsidiary Guarantors will use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 270 days after the date of the issuance of the 2016 Notes. Additionally, the Issuers and the Subsidiary Guarantors have agreed to as soon as practicable after the exchange registration statement is declared effective by the SEC, offer the registered notes in exchange for the 2016 Notes. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Subsidiary Guarantors have agreed to file a shelf registration statement with respect to the 2016 Notes. The Issuers and the Subsidiary Guarantors are required to pay additional interest if they fail to comply with their obligations to register the 2016 Notes within the specified time periods.

The description set forth above is qualified in its entirety by the Purchase Agreement, the Indenture, the form of 2016 Notes and the Registration Rights Agreement, which are filed herewith as exhibits.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth by specific reference in such a filing.

On April 29, 2008, the Partnership issued a press release announcing that it has completed the Offering. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated April 24, 2008, to the Indenture, dated January 17, 2006, among Inergy, L.P., Inergy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 2016 Notes.

4.3	Registration Rights Agreement, dated April 29, 2008, among Inergy, L.P., Inergy Finance Corp., the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2016 Notes.

10.1	Purchase Agreement, dated April 24, 2008, among Inergy, L.P., Inergy Finance Corp., the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2016 Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: April 29, 2008	By:	/S/ R. BROOKS SHERMAN, JR.
R. Brooks Sherman, Jr. Executive Vice President and Chief Financial Officer